UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2012

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Morningstar held its Annual Shareholders’ Meeting on May 15, 2012, for the purpose of electing directors, ratifying the appointment of KPMG LLP (KPMG) as Morningstar’s independent registered public accounting firm for 2012, and voting on one shareholder proposal.

Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	46,336,192	322,434	4,096	2,204,518
Don Phillips	46,558,580	99,875	4,267	2,204,518
Cheryl Francis	46,527,074	130,540	5,108	2,204,518
Steve Kaplan	46,487,536	170,110	5,076	2,204,518
Bill Lyons	46,544,690	112,805	5,227	2,204,518
Jack Noonan	46,498,644	159,750	4,328	2,204,518
Paul Sturm	46,234,328	423,324	5,070	2,204,518
Hugh Zentmyer	46,594,057	63,424	5,241	2,204,518

The appointment of KPMG as Morningstar’s independent registered public accounting firm for 2012 was ratified with the voting as follows:

Votes For	Votes Against	Abstentions
48,650,286	212,235	4,719

The shareholder proposal regarding an independent board chairman was not approved with the voting as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,418,881	39,237,191	6,650	2,204,518

Item 8.01.  Other Events.

On May 15, 2012, Morningstar, Inc. issued a press release announcing that its Board of Directors has approved a quarterly cash dividend of 10 cents per share payable July 31, 2012 to shareholders of record as of July 13, 2012.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 15, 2012 regarding quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 16, 2012	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary